Exhibit 99.1

Contact:	David Young
TESSCO Technologies Incorporated
Chief Financial Officer
(410) 229-1380
young@tessco.com

TESSCO Technologies Incorporated Adopts Stockholder Rights Plan

HUNT VALLEY, Maryland, February 1, 2008 — TESSCO Technologies Incorporated (Nasdaq: TESS), a leading provider of the product and supply chain solutions needed to build, operate and use wireless networks and systems, announced today that its Board of Directors unanimously adopted a stockholder rights plan in which one preferred stock purchase right (the “Rights”) will be distributed as a dividend on each common share held of record as of the close of business on February 11, 2008.

In adopting the plan, the Board considered, among other things, the Company’s strategic plan, business outlook, as well as the recently announced, open-market accumulation of shares of the Company’s common stock by one of the Company’s direct competitors. The plan is designed to deter a potential acquirer from gaining control of the Company through coercive takeover tactics. The adoption of the plan is intended to enable TESSCO’s stockholders to realize the full value of their investment, and to provide for fair and equal treatment for all stockholders.

The Rights become exercisable under certain circumstances following the announcement that any person has acquired 20% or more of the Company’s common stock, or the announcement that any person has commenced a tender offer for 20% or more of the Company’s common stock (with certain limited exceptions). Under specified conditions, each Right (other than those which become void under the plan) will entitle the holder to purchase at the exercise price Company common stock (or if the Company is acquired in a merger or other business combination, common stock of the acquirer) having a current market value of two times the exercise price.

Stockholders are not required to take any action to receive the Rights distribution. Until the Rights become exercisable, outstanding stock certificates will represent both shares of Company common stock and the Rights, and the Rights will trade only with such shares.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which will be contained in a Report on Form 8-K that will be filed by the Company with the Securities and Exchange Commission.

About TESSCO

TESSCO Technologies Incorporated is a provider of the product and supply chain solutions needed to build, operate and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release contains forward-looking statements as to anticipated results and future prospects. These forward looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results or the trading price of our common stock. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners which are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; the strength of the customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for the purchase of our products and services, including credit risk; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; failure of our information technology system or distribution system; technology changes in the wireless communications industry, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; and any activity related to a potential takeover attempt or speculation that such activity may occur.

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